Exhibit 99.4

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

Capitalized terms used herein without definition shall have the respective meanings given such terms in the Current Report on Form 8-K to which this financial information filed as an exhibit.

The following unaudited pro forma combined condensed financial statements of Assured have been prepared to assist you in your analysis of the financial effects of the Acquisition. The unaudited pro forma combined condensed financial statements were prepared using the historical consolidated financial statements of Assured and FSAH. This information should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements and accompanying notes of Assured and FSAH.

The accompanying unaudited pro forma combined condensed financial statements give effect to the transfer by FSAH to Dexia Holdings of the stock of FSAH’s financial products subsidiaries (the “Financial Products Companies”), including the GIC Issuers, FSAM and FSA Global, as well as the transfer of the remaining liquidity and credit risk of the GIC operations to Dexia, which we refer to in the following tables as the “FP Business Distribution,” and the Acquisition, using a purchase price of $546.0 million in cash and the issuance of 22,283,950 Assured common shares, using the purchase method of accounting. The pro forma adjustments related to the Acquisition are preliminary and do not reflect the final allocation of the excess of the purchase price over the net book value of the assets of FSAH, as the process to assign a fair value to the various tangible and intangible assets acquired has not been completed. Final adjustments are likely to result in a materially different purchase price adjustment, debt components and allocation of the purchase price, which will affect the value assigned to the tangible or intangible assets and amount of interest expense and depreciation and amortization expense recorded in the statement of operations. The effect of the changes to the statements of operations will depend on the final purchase price, the nature and amount of debt issued and assumed and the nature and amount of the final purchase price allocation and could be material.

Assured and FSAH are in the process of reviewing their accounting and reporting policies and, as a result of this review, it may be necessary to adjust FSAH’s financial statements to conform to the accounting policies of Assured. While some adjustments have been included in the unaudited pro forma combined condensed financial information included in this prospectus supplement, further adjustments may be necessary upon completion of this review. Final determination of financial statement presentation will be completed upon consummation of the Acquisition. Additionally, the historical financial statements and the pro forma adjustments were prepared under US GAAP. Effective January 1, 2009, Assured and FSAH adopted FAS No. 163, “Accounting for Financial Guarantee Insurance Contracts” (“FAS 163”), which significantly changed the accounting for financial guaranty insurance.

The pro forma financials do not reflect revenue opportunities and cost savings that we expect to realize after the Acquisition. We cannot assure you with respect to the estimated revenue opportunities and operating cost savings that are expected to be realized as a result of the Acquisition. The pro forma financial information also does not reflect non-recurring charges related to integration activity or exit costs that may be incurred by Assured or FSAH in connection with the Acquisition.

The unaudited pro forma combined condensed balance sheet assumes that the transactions of FSAH took place on March 31, 2009. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2008 and the three months ended March 31, 2009 assume that the transaction took place the first day of the period presented (i.e., January 1, 2008). Reclassifications have been made to the statements of operations of FSAH to conform it to Assured’s financial statement classifications.

The pro forma financial information is based on the estimates and assumptions set forth in the notes to such information. The pro forma financial information is preliminary and is being furnished solely for information purposes and, therefore, is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position that may occur in the future.

Assured Guaranty Ltd. and Subsidiaries

Unaudited Pro Forma Combined Condensed Balance Sheet

As of March 31, 2009

(dollars in thousands)

	Assured As Reported	FSA As Reported	Pro Forma Adjustments for Carve Out of Financial Products Segment	Notes	Pro Forma Adjustments For Acquisition	Notes	Pro Forma Combined
Assets
General investment portfolio, available for sale:
Fixed maturity securities, at fair value	$3,176,178	$5,383,175	$—		$—		$8,559,353
Equity securities, at fair value	—	573	—		—		573
Short-term investments, at cost which approximates fair value	616,834	488,561	—		—		1,105,395
Financial products segment investment portfolio:
Fixed maturity securities, at fair value	—	796,129	(796,129)	(1)	—		—
Short-term investments, at cost which approximates fair value	—	8,910	(8,910)	(1)	—		—
Trading portfolio at fair value	—	—	—		—		—
Assets acquired in refinancing transactions	—	182,812	—		—		182,812
Total investments	3,793,012	6,860,160	(805,039)		—		9,848,133
Cash and cash equivalents	19,328	55,280	—		70,021	(10)	144,629
Deferred acquisition costs	382,525	297,562	—		(297,562)	(3)	382,525
Note receivable from affiliate	—	13,576,303	(13,576,303)	(1)	—		—
Prepaid reinsurance premiums	23,655	1,385,908	—		(406,086)	(2)	1,003,476
Premium receivable	748,414	815,819	—		—		1,564,233
Reinsurance recoverable on ceded losses	7,763	325,812	—		(7,192)	(2)	326,383
Credit derivative assets	149,798	126,385	—		—		276,183
Deferred income taxes	117,560	580,900	31,443	(1)	487,516	(11)	1,217,419
VIE assets	—	—	—		1,147,605	(5)	1,147,605
Other assets	346,273	867,200	(432,301)		—		781,172
Total assets	$5,588,328	$24,891,329	$(14,782,200)		$994,302		$16,691,759

	Assured As Reported	FSA As Reported	Pro Forma Adjustments for Carve Out of Financial Products Segment	Notes	Pro Forma Adjustments For Acquisition	Notes	Pro Forma Combined
Liabilities and shareholders’ equity
Liabilities
Unearned premium reserves	$2,153,312	$3,991,368	$—		$(406,086)	(2)	$7,465,338
					1,726,744	(6)
Reserves for losses and loss adjustment expenses	222,555	2,017,675	—	(1)	(7,192)	(2)	2,233,038
Senior Notes/Notes Payable	197,452	430,000	—		(391,403)		236,049
Series A Enhanced Junior Subordinated Debentures	149,774	300,000	—		(240,000)		209,774
Goodwill	—	—	—		113,625	(8)	—
					(113,625)	(9)
Credit derivative liabilities	706,768	816,633	—		—		1,523,401
Financial products segment debt	—	14,180,258	(14,180,258)	(1)	—		—
VIE liabilities	—	—	—		1,147,605	(5)	1,147,605
Mandatory Convertible Equity Units	—	—	—		170,100	(10)	170,100
Other liabilities and minority interest	132,874	873,365	(160,796)	(1)			845,443
Total liabilities	3,562,735	22,609,299	(14,341,054)		1,999,768		13,830,748
Commitments and contingencies
Shareholders’ equity
Common stock	901	335	—		(335)	(7)	1,567
					666	(10)
Additional paid-in capital	1,284,093	9,365,755	(7,754,971)	(1)	(1,610,784)	(7)	2,005,220
					721,127	(10)
Retained earnings	738,831	(7,089,937)	7,316,746	(1)	(226,809)	(7)	852,456
					113,625	(9)
Purchase price	—	—	—		—		—
Non-controlling interest	—	250	(250)	(1)	—		—
Accumulated other comprehensive income (loss)	1,768	6,712	(2,671)	(1)	(4,041)	(7)	1,768
Deferred equity compensation	—	13,052	—		(13,052)	(7)	—
Less treasury stock at cost	—	(14,137)	—		14,137	(7)	—
Total shareholders’ equity	2,025,593	2,282,030	(441,146)		(1,005,466)		2,861,011
Total liabilities and shareholders’ equity	$5,588,328	$24,891,329	$(14,782,200)		$994,302		$16,691,759

See accompanying notes to unaudited pro forma combined condensed financial statements, including Note 2 for an explanation of the preliminary pro forma adjustments.

Assured Guaranty Ltd. and Subsidiaries

Unaudited Pro Forma Combined Condensed Statements of Operations

For the Year Ended December 31, 2008

(dollars in thousands, except per share amounts)

	Assured As Reported	FSAH As Reported	Pro Forma Adjustments for Carve Out of Financial Products Segment	Notes		Pro Forma Adjustments For Acquisition	Notes		Pro Forma Combined
Revenues
Net earned premiums	$261,398	$376,573	$—			$158,700	(b	)	$796,671
Net investment income	162,558	264,181	—			—			426,739
Net realized investment losses	(69,801)	(6,669)	—			—			(76,470)
Change in fair value of credit derivatives
Realized gains and other settlements on credit derivatives	117,589	126,891	—			—			244,480
Unrealized gains (losses) on credit derivatives	38,034	(744,963)	—			—			(706,929)
Net change in fair value of credit derivatives	155,623	(618,072)	—			—			(462,449)
Net interest income from financial products segment	—	647,366	(647,366)	(a	)	—			—
Net realized (losses) gains from financial products segment	—	(8,644,183)	8,644,183	(a	)	—			—
Net realized and unrealized gains (losses) on derivative instruments	—	1,424,522	(1,424,237)	(a	)	—			285
Net unrealized gains (losses) on financial instruments at fair value	—	130,363	(47,563)	(a	)	—			82,800
Income from assets acquired in refinancing transactions	—	11,154	—			—			11,154
Other income	43,410	(16,199)	69	(a	)	—			27,280
Total revenues	553,188	(6,430,964)	6,525,086			158,700			806,010

Expenses
Loss and loss adjustment expenses	265,762	1,877,699	—			—			2,143,461
Profit commission expense	1,336	—	—			—			1,336
Acquisition costs	61,249	65,700	—			(65,700)			61,249
Other operating expenses	83,493	98,871	(43,241)	(a	)	—			139,123
Foreign exchange losses (gains) from financial products segment	—	1,652	(1,652)	(a	)	—			—
Interest expense	23,283	46,335	12,120	(a	)	6,314	(c	)	105,302
						17,250	(e	)
Net interest expense from financial products segment	—	794,308	(794,308)	(a	)	—			—
Other expense	5,734	—	—			—			5,734
Total expenses	440,857	2,884,565	(827,081)			(42,136)			2,456,205

Income (loss) before provision (benefit) for income taxes	112,331	(9,315,529)	7,352,167			200,836			(1,650,195)
Provision (benefit) for income taxes	43,448	(872,359)	182,688	(a	)	70,292			(575,931)
Net (loss)	$68,883	$(8,443,170)	$7,169,479			$130,543			$(1,074,265)
Net loss per diluted share									$(7.18)

See accompanying notes to unaudited pro forma combined condensed financial statements, including Note 2 for an explanation of the preliminary pro forma adjustments.

Assured Guaranty Ltd. and Subsidiaries

Unaudited Pro Forma Combined Condensed Statements of Operations

For the Quarter Ended March 31, 2009

(dollars in thousands, except per share amounts)

	Assured As Reported	FSA As Reported	Pro Forma Adjustments for Carve Out of Financial Products Segment	Notes		Pro Forma Adjustments For Acquisition	Notes		Pro Forma Combined
Revenues
Net earned premiums	$148,446	$78,523	$—			$36,663	(b	)	$263,632
Net investment income	43,601	62,117	—			—			105,718
Net realized investment losses	(17,110)	(5,922)	—			—			(23,032)
Change in fair value of credit derivatives
Realized gains and other settlements on credit derivatives	20,579	(45,754)	—			—			(25,175)
Unrealized (losses) gains on credit derivatives	26,982	573,194	—			—			600,176
Net change in fair value of credit derivatives	47,561	527,440	—			—			575,001
Net interest income from financial products segment	—	34,355	(34,355)	(a	)	—			—
Net realized gains (losses) from financial products segment	—	(278,359)	278,359	(a	)	—			—
Interest income on note receivable from affiliate	—	35,447	(35,447)	(a	)	—			—
Net realized and unrealized gains (losses) on derivative instruments	—	(180,483)	180,479	(a	)	—			(4)
Net unrealized gains (losses) on financial instruments at fair value	—	425,356	(386,637)	(a	)	—			38,719
Income from assets acquired in refinancing transactions	—	2,172	—			—			2,172
Other income	20,568	(14,743)	—			—			5,825
Total revenues	243,066	685,903	2,399			36,663			968,031
Expenses
Loss and loss adjustment expenses	79,754	350,858	—			—			430,612
Profit commission expense	255	—	—			—			255
Acquisition costs	23,421	8,999	—			(8,999)	(f	)	23,421
Other operating expenses	32,318	37,435	(8,319)	(a	)	—			61,434
Foreign exchange (gains) losses from financial products segment	—	(16,588)	16,588	(a	)	—			—
Interest expense	5,821	12,510	1,603	(a	)	1,579	(c	)	25,825
						4,313	(e	)
Net interest expense from financial products segment	—	127,422	(127,422)	(a	)	—			—
Other expense	1,400	—	—			—			1,400
Total expenses	142,969	520,636	(117,550)			(3,108)			542,947
(Loss) income before (benefit) provision for income taxes	100,097	165,267	119,949			39,771			425,084
(Benefit) provision for income taxes	14,608	153,722	5,913	(a	)	13,920	(d	)	188,163
Net income	$85,489	$11,545	$114,036			$25,851			$236,921
Net income per diluted share									$1.56

See accompanying notes to unaudited pro forma combined condensed financial statements, including Note 2 for an explanation of the preliminary pro forma adjustments.

Assured Guaranty Ltd.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

Note 1—Basis of Pro Forma Presentation

The unaudited pro forma combined condensed balance sheet data shows the estimated effects of the Acquisition as if it had occurred on March 31, 2009. The unaudited pro forma combined condensed statements of operations data for the year ended December 31, 2008 and the three months ended March 31, 2009 show the estimated effects of the Acquisition as if it had occurred on the first day of the periods presented (i.e., January 1, 2008).

The Carve Out of Financial Products Segment and Adjustments For Acquisition columns represent adjustments to present the historic consolidated financial statements of Assured and FSAH to conform to the preliminary presentation of such information for the combined entity as discussed below. For purposes of identifying the transactions that give rise to the changes on the financial statements, numerical references are provided to reflect where balances have been adjusted.

Assured and FSAH are in the process of reviewing their accounting and reporting policies and, as a result of this review, it may be necessary to adjust FSAH’s financial statements to conform to the accounting policies of Assured. While some adjustments have been included in the unaudited pro forma combined condensed financial information included in this prospectus supplement, further adjustments may be necessary upon completion of this review. Final determination of financial statement presentation will be completed upon consummation of the Acquisition. Additionally, the historical financial statements and the pro forma adjustments were prepared under US GAAP. Effective January 1, 2009, Assured and FSAH adopted FAS 163, which significantly changed the accounting for financial guaranty insurance.

Historically, Assured and FSAH engaged in reinsurance transactions together. The effects of material intercompany transactions have been eliminated from the accompanying unaudited pro forma combined financial information.

The pro forma adjustments reflect the payment of $546.0 million in cash and issuance of 22,283,950 Assured common shares to Dexia Holdings. The pro forma adjustments assume funds for the $546.0 million cash payment were obtained from the issuance of an additional 44,275,000 Assured common shares to the public at a purchase price of $11.00 per share, the public offering price set forth on the cover page of this prospectus supplement, and the issuance of $172.5 million of equity units.

The Acquisition will be accounted for using the purchase method of accounting effective on January 1, 2009 in accordance with FAS No. 141, Business Combinations, as revised in 2007 (“FAS 141R”). Assured will be the acquiring entity for financial reporting purposes. Under the purchase method of accounting, the acquisition price will be allocated to the tangible and intangible assets and liabilities assumed of the acquired entity based on their estimated fair values, with any excess being recognized as goodwill and any deficit being recognized as an extraordinary gain to net income in the first reporting period after the deal closes. Costs of the Acquisition are expensed in the period in which the expenses are incurred.

In addition, as explained in more detail in the accompanying notes to the unaudited pro forma combined condensed financial statements, the resulting extraordinary gain reflected in the unaudited pro forma combined condensed financial statements is subject to adjustment. The adjustments included in these unaudited pro forma combined condensed financial statements are preliminary and may be revised. Based on the preliminary adjustments and allocation of purchase price, the fair value of FSAH’s pro forma net assets at March 31, 2009 exceeds the purchase price by $113.6 million. This results in negative goodwill. Any negative goodwill will be recognized as an extraordinary gain in the combined results of operations in the first reporting period subsequent to consummation of the Acquisition. After completing a fair value analysis of FSAH’s assets and liabilities as of the closing date, the final allocation of negative goodwill to nonfinancial assets and the amount of the extraordinary gain will be determined. The final purchase price allocation and purchase accounting adjustments may be materially different from the unaudited pro forma adjustments presented in the document.

Note 2—Unaudited Pro Forma Adjustments

Unaudited Pro Forma Condensed Consolidated Balance Sheet

Carve Out of Financial Products Segment

(1)                                 Adjustment to carve out amounts attributable to the Financial Products Companies from consolidated FSAH balances. Under the Purchase Agreement, we have agreed to acquire FSAH. Assured is not acquiring the Financial Products Companies. Assured expects FSAH to distribute certain of the Financial Products Companies to Dexia Holdings or one of its affiliates. Under the Purchase Agreement, Assured and Dexia Holdings have agreed to negotiate a number of agreements pursuant to which Dexia Holdings would guarantee or otherwise take responsibility for the assets and liabilities of the financial products business. This pro forma adjustment shows the estimated effects of these agreements, which will be entered into at the closing of the Acquisition.

Adjustments for Acquisition

(2)                                 Adjustment to eliminate amounts attributable to reinsurance activity between Assured and FSAH entities.

(3)                                 Adjustment to write off FSAH deferred acquisition costs as part of purchase GAAP accounting.

(4)                                 Adjustment to record the debt Assured acquired from FSAH at fair value. Refer to Note 11 of the notes to FSAH’s consolidated financial statements for the year ended December 31, 2008 for a description of the material terms related to this debt, which have been incorporated by reference into this prospectus supplement. The debt matures beginning in 2036 with the final obligation maturing in 2103. The coupon rates are considerably lower than the rates that would apply to comparable debt issued today. Accordingly, the adjustment reflects the changes in credit spreads from when the debt was originally entered into and current credit spreads in the market.

(5)                                 Adjustment to reflect assets and liabilities of variable interest entities at their carrying values that will need to be consolidated pursuant to the guidance of FASB Interpretation No. 46 (revised December 2003) “Consolidation of Variable Interest Entities” (“FIN 46R”). This adjustment is based on Assured’s preliminary evaluation of variable interest entities whereby the combined variable interest of FSAH and Assured would lead us to conclude that the combined entity is the primary beneficiary as defined by FIN 46R and, therefore, that we would need to consolidate these entities.

(6)                                 Adjustment to record at fair value FSAH’s unearned premium reserves. Adjustment reflects the amount that a financial guaranty insurance company with a similar credit rating would require to assume the policies for which FSAH has already been paid premiums in full (typically referred to as up-front policies). The adjustment reflects our best estimate of current upfront premiums that a financial guarantor would require based on the nature of the policies in force. The adjustment reflects estimated costs of capital based on rating agency capital charges, expenses based on our historical experience and a risk premium that reflects the risk of loss associated with the policies.

Additionally, FSAH’s subsidiaries have policies for which they are contractually entitled to receive premiums and, in the event of default of an insured obligation, obligated to pay claims in the future. These policies are typically referred to as installment policies. Similar to the adjustment for upfront policies discussed above, this adjustment also reflects the net fair value of expected future premiums, net of estimated costs of capital, related expenses and a risk premium based on the risk of insurance losses. The net cash flows are discounted at a risk-free rate. We have estimated future premiums based on expected maturities, which are typically shorter than contractual maturities. Costs of capital are based on rating agency capital charges for the nature of the business insured. Expenses are based on our historical experience. Risk premiums are based on loss scenarios determined based on Company estimates.

Based on our assumptions, FSAH’s existing installment contracts result in an additional liability measured at fair value on March 31, 2009 indicating the FSAH’s contractual premiums are less than the premiums a market participant of similar credit quality would demand at March 31, 2009. We have included this additional liability in our adjustment to unearned premium reserves.

(7)                                 Adjustment to eliminate historic balances attributable to FSAH common stock, additional paid-in capital, retained earnings, accumulated other comprehensive income, deferred equity compensation and treasury stock.

(8)                                 Adjustment to record negative goodwill based on the excess of the fair value of FSAH’s net assets compared to the purchase price paid based on our preliminary assessment. The fair value of FSAH’s pro forma net assets at March 31, 2009 exceeds the purchase price by $113.6 million. After completing a fair value analysis of FSAH’s assets and liabilities as of the closing date, the final allocation of negative goodwill to non-financial assets and the amount of the extraordinary gain will be determined. The final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments presented in this document.

(9)                                 Adjustment to recognize an extraordinary gain for the negative goodwill in pro forma adjustment Note 8, above. This extraordinary gain would be recognized in the combined results of operations in the first reporting period subsequent to consummation of the Acquisition.

(10)                           Adjustment to reflect the effects of the offering of Assured’s common shares to finance the Acquisition. The pro forma adjustments reflect a payment of $546.0 million in cash and the issuance of 22,283,950 Assured common shares directly to Dexia Holdings. The funds for the $546.0 million payment were assumed to be obtained from the issuance of an additional 44,275,000 Assured common shares to the public at $11.00 per share plus the issuance of $172.5 million of equity units. Transaction costs are estimated to be $43.5 million.

(11)                           Adjustment to tax effect of purchase GAAP accounting entries. Adjustment assumes a 35% tax rate.

Unaudited Pro Forma Combined Condensed Statements of Operations

Carve Out of Financial Products Segment

(a)                                 Adjustment to carve out amounts attributable to the Financial Products Companies from consolidated FSAH balances.

Pro Forma Adjustments

(b)                                 Adjustment to record incremental net earned premium attributable to the effects of balance sheet pro forma adjustment Note 6, above. Adjustment assumes that the pro forma adjustment amounts will be earned in proportion to FSAH’s projected earned premium amounts under its current earnings methodology. Projected earned premium calculated under FAS 163 is not currently available.

(c)                                  Adjustment to record incremental interest expense attributable to the effects of balance sheet pro forma adjustment Note 4, above. Adjustment assumes incremental expense will be recognized straight line over the contractual life of the debt.

(d)                                 Adjustment to tax effect of pro forma adjustments. Adjustment assumes a 35% tax rate for all adjustments.

(e)                                  Adjustment to reflect interest expense on $172.5 million of equity units. Interest expense based on the company’s estimated cost to issue 3-year debt, which is estimated to be 10%. The difference between this estimated cost and the actual coupon on these equity units of 8.50%, results in a credit to the company’s additional paid-in capital.

(f)                                    Adjustment to eliminate FSA’s deferred acquisition cost amortization as a result of write-off of deferred acquisition costs as part of purchase GAAP accounting, see note 3 above.